QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.1

        WICKERSHAM & MURPHY
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
430 CAMBRIDGE AVENUE, SUITE 100
PALO ALTO, CALIFORNIA 94306
TELEPHONE: (650) 323-6400
FAX: (650) 323-1108

April 23, 2010

S&W Seed Company
25552 South Butte Avenue
Five Points, CA 93624

  Re:    Registration of Units, Common Stock, Class A and Class B Warrants

Gentlemen:

        At your request, we have examined the Registration Statement on Form S-1 (File No. 333-164588) (the "Registration Statement") of S&W Seed Company, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of (i) 1,400,000 newly issued units ("Firm Units"), each Unit consisting of two shares of the Company's authorized but unissued common stock, $0.001 par value ("Common Stock"), one five-year redeemable Class A Common Stock purchase warrant and one five-year redeemable Class B Common Stock purchase warrant (collectively, the "Warrants"), (ii) up to 210,000 newly issued Units pursuant to an option granted by the Company to the Underwriters solely to cover over-allotments, if any (the "Over-allotment Units"), and (iii) up to 140,000 newly issued Units issuable upon exercise of the warrants to be issued to the representative of the several underwriters in connection with the offering (the "Representative's Warrants Units"). The Firm Units, Over-allotment Units and Representative's Warrants Units are collectively referred to as the "Units."

        We have examined the originals, or photo static or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

        Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and subject to the receipt from the Commission of an order declaring the Registration Statement effective under the Securities Act and compliance with applicable state securities laws, we are of the opinion that:

          1.     The Firm Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          2.     If and to the extent the over-allotment option is exercised, the Over-allotment Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          3.     If and to the extent the Representative's Warrants are exercised, the Representative's Warrants Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Representative's Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

          4.     If and to the extent the Warrants are exercised, the Common Stock issuable upon exercise thereof, when issued, sold and delivered against payment therefor as described in the Warrants and the Registration Statement, will be validly issued fully paid and non-assessable.

          5.     The Units (including the Units issuable upon exercise of the over-allotment option and the Representative's Warrants), and the Warrants underlying the Units, when and to the extent issued, will be valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        This opinion is limited to the effect of the current state of the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                      Very truly yours,

                      /s/ Wickersham & Murphy, P.C.

QuickLinks

  EXHIBIT 5.1